ABIGAIL ADAMS
                               NATIONAL BANCORP,
                                      INC.

                                FINANCIAL SUMMARY

                                 MARCH 31, 1996



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             APRIL 19, 1996







DEAR SHAREHOLDER:

ABIGAIL ADAMS NATIONAL BANCORP, INC. REPORTED NET INCOME OF $238,000, OR $.83 PER SHARE, FOR THE FIRST THREE MONTHS OF 1996, FOR AN ANNUALIZED RETURN ON AVERAGE ASSETS OF 1.09%.

IN MARCH 1996, WE DECLARED A QUARTERLY DIVIDEND OF $.25 PER SHARE. WE HAVE ALSO CONTINUED TO MAINTAIN OUR WELL CAPITALIZED STATUS (THE TOP CAPITAL RATING) WITH A TOTAL RISK- BASED CAPITAL RATIO OF 11.46%, TIER 1 RISK-BASED CAPITAL RATIO OF 10.16% AND A LEVERAGE CAPITAL RATIO OF 7.78%. IN ADDITION TO THIS STRONG CAPITAL BASE, WE MAINTAIN AN "OUTSTANDING" COMMUNITY REINVESTMENT ACT (CRA) RATING AND PAY THE LOWEST POSSIBLE FDIC INSURANCE PREMIUMS.

IN AUGUST OF THIS YEAR, WE WILL OPEN A NEW FULL SERVICE BRANCH AT 1604 17TH STREET, DUPONT CIRCLE EAST, IN THE DISTRICT OF COLUMBIA.

WHILE WE TAKE GREAT SATISFACTION IN THESE ACCOMPLISHMENTS, IT IS OUR SEVENTEEN YEARS OF OUTSTANDING SERVICE TO OUR CUSTOMERS IN WHICH WE TAKE THE MOST PRIDE. OVER THE YEARS, WE HAVE FAITHFULLY SERVED THE NEEDS OF OUR NON-PROFIT, SMALL BUSINESS AND COMMERCIAL REAL ESTATE CUSTOMERS, OFFERING A HIGH LEVEL OF PERSONALIZED SERVICE WITHOUT THE BUREAUCRACY OF A LARGE BANK ENVIRONMENT. WE APPRECIATE OUR CUSTOMERS' BUSINESS AND VALUE EACH AS IMPORTANT.



                  SINCERELY,



                  /s/ Barbara Davis Blum
                  ----------------------
                  BARBARA DAVIS BLUM
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER




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                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1996
                                ($ in thousands)


Assets:
Cash and due from banks                       $  4,478
Short-term investments                          11,337
Securities (market value of $12,624)            12,561
Loans                                           60,215
 Less:  Allowance
  for loan losses                               (1,262)
                                                ------
  Loans, net                                    58,953
Other assets                                     1,560
                                                 -----
    Total assets                              $ 88,889
                                              ========

Liabilities and Equity:
Deposits                                      $ 78,812
Short-term borrowings                            2,233
Long-term debt                                     168
Other liabilities                                  887
                                               -------
  Total liabilities                             82,100

Stockholders' equity                             6,789
  Total liabilities and                        -------
    stockholders' equity                      $ 88,889
                                              ========


                               STATEMENT OF INCOME
                    FOR THE NINE MONTHS  ENDED  MARCH 31, 1996
                    ($ in thousands, except per share data)

Total interest income                          $ 1,807
Total interest expense                             714
                                                ------
  Net interest income                            1,093

Provision for loan losses                          --
  Net interest income after                     ------
    provision for loan losses                    1,093

Other income                                       185
Other expense                                      901
                                                  ----
  Income before taxes                              377
Applicable income tax expense                      139
                                                   ---
  Net income                                   $   238
                                               =======

  Net income per share                         $   .83
                                               =======

                                  SELECTED DATA
                                 MARCH 31, 1996

Allowance for loan losses as a
  percentage of loans                             2.10%
Average equity to average assets                  7.67%
Return on average assets                          1.09%
Net interest margin                               5.35%